Exhibit 24.1

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each of the undersigned, being a director or officer of Angie’s List, Inc., a Delaware corporation (the “Company”), hereby constitutes and appoints Scott A. Durchslag, Thomas R. Fox and Shannon M. Shaw, and each of them, his or her true and lawful attorneys-in-fact and agent, with full power to act separately and full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign a registration statement on Form S-8 related to the registration of additional shares of the Company’s common stock under the Company’s Amended and Restated Omnibus Incentive Plan under the Securities Act of 1933, as amended, or such other form as any such attorney-in-fact may deem necessary or desirable, any amendments thereto (including post-effective amendments), and all additional amendments thereto, each in such form as they or any one of them may approve, and to file the same with all exhibits thereto and other documents in connection therewith with the Securities and Exchange Commission, to sign any and all applications, registration statements, notices or other documents necessary or advisable to comply with applicable state securities laws, and to file the same, together with other documents in connection therewith with the appropriate state securities authorities, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done so that such registration statement shall comply with the Securities Act of 1933, as amended, and the applicable requirements of the Securities and Exchange Commission in respect thereto, as fully and to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them or their substitute or resubstitute, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this power of attorney has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ SCOTT A. DURCHSLAG		February 21, 2017
Scott A. Durchslag	Chief Executive Officer and Director (Principal Executive Officer)

/s/ THOMAS R. FOX		February 20, 2017
Thomas R. Fox	Chief Financial Officer (Principal Financial Officer)

/s/ CHARLES HUNDT		February 20, 2017
Charles Hundt	Chief Accounting Officer (Principal Accounting Officer)

/s/ GEORGE D. BELL		February 20, 2017
George D. Bell	Director

/s/ MARK BRITTO		February 20, 2017
Mark Britto	Director

/s/ THOMAS R. EVANS		February 20, 2017
Thomas R. Evans	Chairman of the Board

/s/ ANGELA R. HICKS BOWMAN		February 20, 2017
Angela R. Hicks Bowman	Director

/s/ MICHAEL S. MAURER		February 20, 2017
Michael S. Maurer	Director

/s/ DAVID B. MULLEN		February 20, 2017
David B. Mullen	Director

/s/ MICHAEL D. SANDS		February 20, 2017
Michael D. Sands	Director

/s/ H. ERIC SEMLER		February 20, 2017
H. Eric Semler	Director

/s/ SUSAN THRONSON		February 20, 2017
Susan Thronson	Director